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                                                                    EXHIBIT 23.7

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in Post Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-4 and Prospectus (File No. 333-28085 and 333-28085-01) of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company of our report dated January 17, 1996, on our audit of the financial statements of Troy Hotel Inventors and our report dated February 7, 1995, on our audit of the financial statements of Troy Park Associates.

                                               /s/ Coopers & Lybrand, L.L.P.

Pittsburgh, Pennsylvania
October 30, 1997